EXHIBIT 32.2


                       RECKSON OPERATING PARTNERSHIP, L.P.

           CERTIFICATION OF MICHAEL MATURO, EXECUTIVE VICE PRESIDENT, TREASURER AND CHIEF FINANCIAL OFFICER OF RECKSON ASSOCIATES REALTY CORP.,
        THE SOLE GENERAL PARTNER OF RECKSON OPERATING PARTNERSHIP, L.P., PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

         I, Michael Maturo, Executive Vice President, Treasurer and Chief Financial Officer of Reckson Associates Realty Corp., the sole general partner of Reckson Operating Partnership, L.P. (the "Company"), certify pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1) The Quarterly Report on Form 10-Q of the Company for the quarterly period ended September 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  November 14, 2003            RECKSON OPERATING PARTNERSHIP, L.P.

                                     By:  Reckson Associates Realty Corp.,
                                             its sole general partner


                                     By:  /s/ Michael Maturo
                                          -------------------------------
                                          Michael Maturo, Executive Vice
                                           President, Treasurer and
                                           Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Reckson Operating Partnership, L.P. and will be furnished to the Securities and Exchange Commission or its staff upon request.